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                                  EXHIBIT 10.2

                           REVOLVING CREDIT AGREEMENT

                            Dated as of June 26, 2000

         This Agreement is between FIRST COMMUNITY BANCORP, a corporation formed under the laws of the State of California ("BORROWER"), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation ("LENDER"), with a banking office at 50 South LaSalle Street, Chicago, Illinois 60675.

                                SECTION 1. LOANS

     SECTION 1.1. REVOLVING CREDIT LOANS. Subject to the terms and conditions of this Agreement, Lender agrees to make loans to Borrower, from time to time from the date of this Agreement through June 25, 2001 (the "MATURITY DATE"), at such times and in such amounts, not to exceed FIVE MILLION and NO/100 UNITED STATES DOLLARS ($5,000,000) (the "COMMITMENT") at any one time outstanding, as Borrower may request (the "LOAN(S)"). During such period Borrower may borrow, repay and reborrow hereunder. Each borrowing shall be in the amount of at least $100,000 or the remaining unused amount of the Commitment.

     SECTION 1.2. REVOLVING CREDIT NOTE. The Loans shall be evidenced by a promissory note (the "Note"), substantially in the form of EXHIBIT A, with appropriate insertions, dated the date hereof, payable to the order of Lender and in the original principal amount of the Commitment. Lender may at any time and from time to time at Lender's sole option attach a schedule (grid) to the Note and endorse thereon notations with respect to each Loan specifying the date and principal amount thereof, the Interest Period (as defined below)(if applicable), the applicable interest rate and rate option, and the date and amount of each payment of principal and interest made by Borrower with respect to each such Loan. Lender's endorsements as well as its records relating to the Loans shall be rebuttably presumptive evidence of the outstanding principal and interest on the Loans, and, in the event of inconsistency, shall prevail over any records of Borrower and any written confirmations of the Loans given by Borrower. The principal of the Note shall be payable on or before the Maturity Date.

     SECTION 1.3. EXTENSION OF MATURITY DATE. Borrower may request an extension of the Maturity Date by submitting a request for an extension to Lender (an "EXTENSION REQUEST") no more than sixty (60) days prior to the current Maturity Date. The Extension Request must specify the new Maturity Date requested by Borrower and the date (which must be at least thirty (30) days after the Extension Request is delivered to Lender) as of which Lender must respond to the Extension Request (the "EXTENSION DATE"). The new Maturity Date shall be no more than 364 days after the Maturity Date in effect at the time the Extension Request is received, including such Maturity Date as one of the days in the calculation of the days elapsed. If Lender, in its sole discretion, decides to approve the Extension Request, Lender shall deliver


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its written consent to Borrower no later than the Extension Date. Lender's failure to deliver a response before the Extension Date shall constitute a rejection of the Extension Request. If and only if Lender consents to the Extension Request on or before the Extension Date, the Maturity Date specified in the Extension Request shall become effective at the expiration of the existing Maturity Date and Lender shall promptly notify Borrower thereof.

                          SECTION 2. INTEREST AND FEES

     SECTION 2.1. INTEREST RATE. Borrower agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding hereunder at the following rates per year:

          (a) Before maturity of any Loan, whether by acceleration or otherwise, at the option of Borrower, subject to the terms hereof at a rate equal to:

               (i) The "PRIME-BASED RATE," which shall mean the Prime Rate (as hereinafter defined) minus seventy-five hundredths of one percent (-0.75%) per annum;

               (ii) "LIBOR," which shall mean the sum of (A) that fixed rate of interest per year for deposits with Interest Periods of 1, 3 or 6 months (which Interest Period Borrower shall select subject to the terms stated herein) in United States Dollars offered to Lender in or through the London interbank market at or about 10:00 A.M., London time, two days (during which banks are generally open in both Chicago and London) before the rate is to take effect in an amount corresponding to the amount of the requested Loan or portion thereof and for the London deposit Interest Period requested, DIVIDED BY one minus any applicable reserve requirement (expressed as a decimal) on Eurodollar deposits of the same amount and Interest Period as determined by Lender in its sole discretion, PLUS (B) one and one-half percent (+1.50%) per annum; or

               (iii) "FEDERAL FUNDS RATE," which shall mean the sum of (A) the weighted average of the rates on overnight Federal funds transactions, with members of the Federal Reserve System only, arranged by Federal funds brokers, PLUS (B) one and one-half percent (1.50%) per annum. The Federal Funds Rate shall be determined by Lender on the basis of reports by Federal funds brokers to, and published daily by, the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities. If such publication is unavailable or the Federal Funds Rate is not set forth therein, the Federal Funds Rate shall be determined on the basis of any other source reasonably selected by Lender. The Federal Funds Rate applicable each day shall be the Federal Funds Rate reported as applicable to Federal funds transactions on that date. In the case of Saturday, Sunday or a legal holiday, the Federal Funds Rate shall be the rate applicable to Federal funds transactions on the immediately preceding day for which the Federal Funds Rate is reported.


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          (b) After the maturity of any Loan, whether by acceleration or otherwise, such Loan shall bear interest until paid at a rate equal to two percent (2%) in addition to the rate in effect immediately prior to maturity (but not less than the Prime-Based Rate in effect at maturity).

     SECTION 2.2. RATE SELECTION. Borrower shall select and change its selection of the interest rate as among LIBOR, the Federal Funds Rate and the Prime-Based Rate, as applicable, to apply to at least $100,000 and in integral multiples of $100,000 thereafter of any Loan or portion thereof, subject to the requirements herein stated:

          (a) At the time any Loan is made;

          (b) At the expiration of a particular LIBOR Interest Period selected for the outstanding principal balance of any Loan or portion of any Loan currently bearing interest at LIBOR; and

          (c) At any time for the outstanding principal balance of any Loan or portion thereof currently bearing interest at the Prime-Based Rate or the Federal Funds Rate.

     SECTION 2.3. RATE CHANGES AND NOTIFICATIONS.

          (a) LIBOR. If Borrower wishes to borrow funds at LIBOR or Borrower wishes to change the rate of interest on any Loan or portion thereof, within the limits described above, from any other rate to LIBOR, it shall, at or before 12:00 noon, Chicago time, not less than two Banking Days of Lender prior to the Banking Day of Lender on which such rate is to take effect, give Lender written or telephonic notice thereof, which shall be irrevocable. Such notice shall specify the Loan or portion thereof to which LIBOR is to apply, and, in addition, the desired LIBOR Interest Period of 1, 3 or 6 months (but not to exceed the Maturity Date).

          (b) FEDERAL FUNDS RATE OR PRIME-BASED RATE. If Borrower wishes to borrow funds at the Federal Funds Rate or the Prime-Based Rate or to change the rate of interest on any Loan or any portion thereof, to such rate, it shall, at or before 12:00 noon, Chicago time, on the date such borrowing or change is to take effect, which shall be a Banking Day of Lender, give written or telephonic notice thereof, which shall be irrevocable. Such notice shall specify the advance and the desired interest rate option.

          (c) FAILURE TO NOTIFY. If Borrower does not notify Lender at the expiration of a selected Interest Period with respect to any principal outstanding at LIBOR, then in the absence of such notice Borrower shall be deemed to have elected to have such principal accrue interest after the respective LIBOR Interest Period at the Prime-Based Rate. If Borrower does not notify Lender as to its selection of the interest rate option with respect to any new Loan, then in the absence of such notice Borrower shall be deemed to have elected to have such initial advance accrue interest at the Prime-Based Rate.

     SECTION 2.4. INTEREST PAYMENT DATES. Accrued interest shall be paid in respect of each portion of principal to which the Federal Funds Rate or Prime-Based Rate applies on the last day of each month in each year, beginning with the first of such dates to occur after the date of the first Loan or portion thereof, at maturity, and upon payment in full, and to each portion of principal to which any other interest rate option applies, the end of each respective Interest Period, every three months, at maturity, and upon payment in full, whichever is earlier or more frequent. After maturity, interest shall be payable upon demand.

     SECTION 2.5. ADDITIONAL PROVISIONS WITH RESPECT TO FEDERAL FUNDS RATE AND LIBOR LOANS.

     The selection by Borrower of the Federal Funds Rate or LIBOR and the maintenance of the Loans or portions thereof at such rate shall be subject to the following additional terms and conditions:

          (a) AVAILABILITY OF DEPOSITS AT A DETERMINABLE RATE. If, after Borrower has elected to borrow or maintain any Loan or portion thereof at the Federal Funds Rate or LIBOR, Lender notifies Borrower that:

               (i) United States dollar deposits in the amount and for the maturity requested are not available to Lender (in the case of LIBOR, in the London interbank market); or

               (ii) Reasonable means do not exist for Lender to determine the Federal Funds Rate or LIBOR for the amount and maturity requested; all as determined by Lender in its sole discretion, then the principal subject to the Federal Funds Rate or LIBOR shall accrue or shall continue to accrue interest at the Prime-Based Rate.

          (b) PROHIBITION OF MAKING, MAINTAINING, OR REPAYMENT OF PRINCIPAL AT THE FEDERAL FUNDS RATE OR LIBOR. If any treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority (whether or not having the force of law) shall either prohibit or extend the time at which any principal subject to the Federal Funds Rate or LIBOR may be purchased, maintained, or repaid, then on and as of the date the prohibition becomes effective, the principal subject to that prohibition shall continue at the Prime-Based Rate.

          (c) PAYMENTS OF PRINCIPAL AND INTEREST TO BE INCLUSIVE OF ANY TAXES OR COSTS. All payments of principal and interest shall include any taxes and costs incurred by Lender resulting from having principal outstanding hereunder at the Federal Funds Rate or LIBOR. Without limiting the generality of the preceding obligation, illustrations of such taxes and costs are:

               (i) Taxes (or the withholding of amounts for taxes) of any nature whatsoever including income, excise, and interest equalization taxes (other than income taxes imposed by the United States or any state thereof on the income of Lender), as

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          well as all levies, imposts, duties, or fees whether now in existence or resulting from a change in, or promulgation of, any treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise, by a central bank or fiscal authority (whether or not having the force of law) or a change in the basis of, or time of payment of, such taxes and other amounts resulting therefrom;

               (ii) Any reserve or special deposit requirements against assets or liabilities of, or deposits with or for the account of, Lender with respect to principal outstanding at LIBOR including those imposed under Regulation D of the Federal Reserve Board or resulting from a change in, or the promulgation of, such requirements by treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority (whether or not having the force of law);

               (iii) Any other costs resulting from compliance with treaties, statutes, regulations, interpretations, or any directives or guidelines, or otherwise by a central bank or fiscal authority (whether or not having the force of law), including capital adequacy regulations;

               (iv) Any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or re-employment of deposits acquired by Lender:

               (A) To make Loans or a portion thereof or maintain principal outstanding at the LIBOR or the Federal Funds Rate;

               (B) As the result of a voluntary prepayment at a date other than the Interim Maturity Date selected for principal outstanding at LIBOR;

               (C) As the result of a mandatory repayment at a date other than that Interim Maturity Date selected for principal outstanding at LIBOR as the result of the occurrence of an Event of Default and the acceleration of any portion of the indebtedness hereunder; or

               (D) As the result of a prohibition on making, maintaining, or repaying principal outstanding at the Federal Funds Rate or LIBOR.

     If Lender incurs any such taxes or costs, Borrower, upon demand in writing specifying such taxes and costs, shall promptly pay them; save for manifest error Lender's specification shall be presumptively deemed correct.

     SECTION 2.6. BASIS OF COMPUTATION. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days, including the date a Loan is made and excluding the date a Loan or any portion thereof is paid or prepaid.

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     SECTION 2.7. COMMITMENT FEE, REDUCTION OF COMMITMENT. Borrower agrees to pay Lender a commitment fee (the "COMMITMENT FEE") of twenty-five hundredths of one percent (0.25%) per year on the average daily unused amount of the Commitment. The Commitment Fee shall commence to accrue on the date of this Agreement and shall be paid on the last day of each calendar quarter in each year, beginning with the first of such dates to occur after the date of this Agreement, at maturity and upon payment in full. At any time or from time to time, upon at least ten days' prior written notice, which shall be irrevocable, Borrower may reduce the Commitment in the amount of at least $100,000 or in full; provided that Borrower may not reduce the Commitment below an amount equal to the aggregate outstanding principal amount of all Loans. Upon any such reduction of any part of the unused Commitment, the Commitment Fee on the part reduced shall be paid in full as of the date of such reduction.

                      SECTION 3. PAYMENTS AND PREPAYMENTS

     SECTION 3.1. PREPAYMENTS. Borrower may prepay without penalty or premium any principal bearing interest at the Prime-Based Rate or the Federal Funds Rate. If Borrower prepays any principal bearing interest at LIBOR in whole or in part on a date other than the Interim Maturity Date, or if the maturity of any such LIBOR principal is accelerated, then, to the fullest extent permitted by law Borrower shall also pay Lender for all losses (including but not limited to interest rate margin and any other losses of anticipated profits) and expenses incurred by reason of the liquidation or re-employment of deposits acquired by Lender to make the Loan or maintain principal outstanding at LIBOR. Upon Lender's demand in writing specifying such losses and expenses, Borrower shall promptly pay them; Lender's specification shall be deemed correct in the absence of manifest error. All Loans or portions thereof made at LIBOR shall be conclusively deemed to have been funded by or on behalf of Lender (in the London interbank market) by the purchase of deposits corresponding in amount and maturity to the amount and Interest Periods selected (or deemed to have been selected) by Borrower under this Agreement. Any partial repayment or prepayment shall be in an amount of at least $500,000.

     SECTION 3.2. FUNDS. All payments of principal, interest and the Commitment Fee shall be made in immediately available funds to Lender at its banking office indicated above or as otherwise directed by Lender.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

     To induce Lender to make each of the Loans, Borrower represents and warrants to Lender that:

     SECTION 4.1. ORGANIZATION. Borrower is existing and in good standing as a duly qualified and organized bank holding company. Borrower and each Subsidiary (as hereinafter defined) are existing and in good standing under the laws of their jurisdiction of formation, and are duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the consolidated

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assets, condition or prospects of Borrower. Borrower and each Subsidiary have the power and authority to own their properties and to carry on their businesses as now being conducted.

     SECTION 4.2. AUTHORIZATION; NO CONFLICT. The execution, delivery and performance of this Agreement, the Pledge Agreement, the Note and all related documents and instruments: (a) are within Borrower's powers; (b) have been authorized by all necessary corporate action; (c) have received any and all necessary governmental approvals; and (d) do not and will not contravene or conflict with any provision of law or charter or by-laws of Borrower or any agreement affecting Borrower or its property. This Agreement and the Pledge Agreement are, and the Note when executed and delivered will be, legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

     SECTION 4.3. FINANCIAL STATEMENTS. Borrower has supplied to Lender copies of its unaudited pro forma consolidating financial statements as at December 31, 1999. Such statements have been furnished to Lender, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year, and fairly present the financial condition of Borrower and its Subsidiaries as at such dates and the results of their operations for the respective periods then ended. Since the date of those financial statements, no material, adverse change in the business, condition, properties, assets, operations, or prospects of Borrower or its Subsidiaries has occurred of which Lender has not been advised in writing before this Agreement was signed. There is no known contingent liability of Borrower or any Subsidiary which is known to be in an amount in excess of $1,000,000 (excluding loan commitments, letters of credit, and other contingent liabilities incurred in the ordinary course of the banking business) in excess of insurance for which the insurer has confirmed coverage in writing which is not reflected in such financial statements or of which Lender has not been advised in writing before this Agreement was signed.

     SECTION 4.4. TAXES. Borrower and each Subsidiary have filed or caused to be filed all federal, state and local tax returns which, to the knowledge of Borrower or such Subsidiary, are required to be filed, and have paid or have caused to be paid all taxes as shown on such returns or on any assessment received by them, to the extent that such taxes have become due (except for current taxes not delinquent and taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been provided on the books of Borrower or the appropriate Subsidiary, and as to which no foreclosure, sale or similar proceedings have been commenced). Borrower and such Subsidiary have set up reserves which are adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

     SECTION 4.5. LIENS. None of the assets of Borrower or any Subsidiary are subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest except: (a) for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings; (b) for liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings, but not involving any deposits or loan or portion thereof or borrowed money or the deferred purchase price of property or services; (c) to the extent specifically shown in the financial statements referred to in SECTION

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4.3; (d) for liens in favor of Lender or pursuant to the Pledge Agreement; and
(e) liens and security interests securing deposits of public funds, repurchase agreements, Federal funds purchased, trust assets, advances from a Federal Home Loan Bank, discount window borrowings from a Federal Reserve Bank and other similar liens granted in the ordinary course of the banking business.

     SECTION 4.6. ADVERSE CONTRACTS. Neither Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction, nor is it subject to any judgment, decree or order of any court or governmental body, which may have a material and adverse effect on the business, assets, liabilities, financial condition, operations or business prospects of Borrower and its Subsidiaries taken as a whole or on the ability of Borrower to perform its obligations under this Agreement, the Pledge Agreement and the Note. Neither Borrower nor any Subsidiary has, nor with reasonable diligence should have had, knowledge of or notice that it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any such agreement, instrument, restriction, judgment, decree or order.

     SECTION 4.7. REGULATION U. Borrower is not engaged principally in, nor is one of Borrower's important activities, the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereinafter in effect.

     SECTION 4.8. LITIGATION AND CONTINGENT LIABILITIES. No litigation (including derivative actions), arbitration proceedings or governmental proceedings are pending or threatened against Borrower which would (singly or in the aggregate), if adversely determined, have a material and adverse effect on the financial condition, continued operations or prospects of Borrower or any Subsidiary, except as and if set forth (including estimates of the dollar amounts involved) in a schedule furnished by Borrower to Lender before this Agreement was signed.

     SECTION 4.9. FDIC INSURANCE. The deposits of each Subsidiary Bank of Borrower are insured by the FDIC and no act has occurred which would adversely affect the status of such Subsidiary Bank as an FDIC insured bank.

     SECTION 4.10. INVESTIGATIONS. Neither Borrower nor any Subsidiary Bank is under investigation by, or is operating under the restrictions imposed by or agreed to in connection with, any regulatory authority, other than routine examinations by regulatory authorities having jurisdiction over Borrower or such Subsidiary Bank.

     SECTION 4.11. SUBSIDIARIES. Attached hereto as EXHIBIT C is a correct and complete list of all Subsidiaries of Borrower.

     SECTION 4.12. BANK HOLDING COMPANY. Borrower has complied in all material respects with all federal, state and local laws pertaining to bank holding companies, including without limitation the Bank Holding Company Act of 1956, as amended, and to the

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best of its knowledge there are no conditions precedent or subsequent to its engaging in the business of being a registered bank holding company.

     SECTION 4.13. ERISA.

          (a) Borrower and the ERISA Affiliates and the plan administrator of each Plan have fulfilled in all material respects their respective obligations under ERISA and the Code with respect to such Plan and such Plan is currently in material compliance with the applicable provisions of ERISA and the Code.

          (b) With respect to each Plan, there has been no (i) "reportable event" within the meaning of Section 4043 of ERISA and the regulations thereunder which is not subject to the provision for waiver of the 30-day notice requirement to the PBGC; (ii) failure to make or properly accrue any contribution which is due to any Plan; (iii) action under Section 4041 of ERISA to terminate any Pension Plan; (iv) withdrawal from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) institution by PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability pursuant to Sections 4062(e), 4069 or 4212 of ERISA; (vii) complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Pension Plan which is a Multiemployer Plan that is in reorganization or insolvency pursuant to Sections 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Sections 4041A or 4042 of ERISA;
     (viii) prohibited transaction described in Section 406 of ERISA or 4975 of the Code which could give rise to the imposition of any material fines, penalties, taxes or related charges; (ix) assertion of a claim (other than routine claims for benefits) against any Plan (other than a Multiemployer
     Plan) which could reasonably be expected to be successful; (x) receipt from the Internal Revenue Service of notice of the failure of any Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code, if applicable; or (xi) imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Code or Section 302(f) of ERISA.

     SECTION 4.14. ENVIRONMENTAL LAWS.

          (a) Borrower and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws and are in compliance in all material respects with any applicable Environmental Laws.

          (b) On or prior to the date hereof, no notice, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other Person with respect to any alleged or suspected failure by

     Borrower or any of its Subsidiaries to comply in any material respect with any Environmental Laws.

          (c) There are no material liens arising under or pursuant to any Environmental Laws on any of the property owned or leased by Borrower or any of its Subsidiaries.

          (d) There are no conditions existing currently or likely to exist during the term of this Agreement which would subject Borrower or any of its Subsidiaries or any of their property to any material lien, damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or which require or are likely to require cleanup, removal, remedial action or other responses pursuant to Environmental Laws by Borrower and its Subsidiaries.

     SECTION 4.15. PLEDGED SHARES. The Pledged Shares (as hereinafter defined) constitute 100% of the issued and outstanding capital stock of Rancho Santa Fe National Bank, have been duly authorized and validly issued and are fully paid and non-assessable. Borrower owns the Pledged Shares free and clear of all other interests, liens or encumbrances of any nature whatsoever, other than liens in favor of Lender.

                              SECTION 5. COVENANTS

     Until all obligations of Borrower hereunder, under the Pledge Agreement, the Note and all other related documents and instruments are paid and fulfilled in full, Borrower agrees that it shall, and shall cause each Subsidiary to, comply with the following covenants, unless Lender consents otherwise in writing:

     SECTION 5.1. EXISTENCE, MERGERS, ETC. Borrower and each Subsidiary shall preserve and maintain their respective corporate, partnership or joint venture (as applicable) existence, rights, franchises, licenses and privileges, and will not liquidate, dissolve, or merge, or consolidate with or into any other entity, or sell, lease, transfer or otherwise dispose of all or a substantial part of their assets other than in the ordinary course of business as now conducted, except that:

          (a) Any Subsidiary may merge or consolidate with or into Borrower or any one or more wholly-owned Subsidiaries; and

          (b) Any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to Borrower or one or more wholly-owned Subsidiaries.

     Borrower and each Subsidiary shall take all steps to become and remain duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the consolidated assets, condition or prospects of Borrower.

     SECTION 5.2. REPORTS, CERTIFICATES AND OTHER INFORMATION. Borrower shall furnish (or cause to be furnished) to Lender:

          (a) INTERIM REPORTS. Within forty-five (45) days after the end of each quarter of each fiscal year of Borrower, a copy of an unaudited financial statement of Borrower and its Subsidiaries prepared on a consolidated basis consistent with the consolidating financial statements of Borrower and its Subsidiaries referred to in SECTION 4.3 above and prepared in accordance with generally accepted accounting principles, signed by an authorized officer of Borrower and consisting of at least: (i) a balance sheet as at the close of such quarter; and (ii) a statement of earnings and source and application of funds for such quarter and for the period from the beginning of such fiscal year to the close of such quarter.

          (b) ANNUAL REPORT. Within ninety (90) days after the end of each fiscal year of Borrower, a copy of an annual report of Borrower and its Subsidiaries prepared on a consolidated basis and in conformity with generally accepted accounting principles applied on a basis consistent with the consolidating financial statements of Borrower and its Subsidiaries referred to in SECTION 4.3 above, duly certified by independent certified public accountants of recognized standing satisfactory to Lender, accompanied by an opinion without significant qualification.

          (c) CERTIFICATES. Contemporaneously with the furnishing of a copy of each annual report and of each quarterly statement provided for in this SECTION, a certificate dated the date of such annual report or such quarterly statement and signed by either the President, the Chief Financial Officer or the Treasurer of Borrower, to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing (except in the case of the certificate dated the date of the annual report) a computation of, and showing compliance with, any financial ratio or restriction contained in this Agreement.

          (d) REPORTS TO SEC AND TO SHAREHOLDERS. Copies of each filing and report made by Borrower or any Subsidiary with or to any securities exchange or the Securities and Exchange Commission, except in respect of any single shareholder, and of each communication from Borrower or any Subsidiary to shareholders generally, promptly upon the filing or making thereof.

          (e) NOTICE OF DEFAULT, LITIGATION AND ERISA MATTERS. Immediately upon learning of the occurrence of any of the following, written notice describing the same and the steps being taken by Borrower or any Subsidiary affected in respect thereof: (i) the occurrence of an Event of Default or an Unmatured Event of Default; (ii) the institution of, or any adverse determination in, any litigation, arbitration or governmental proceeding which is material to Borrower and its Subsidiaries on a consolidated basis;
     (iii) the occurrence of any event referred to in SECTION 4.13(b); or (iv) the issuance of any cease and desist order, memorandum of understanding, cancellation of insurance, or proposed disciplinary action from the FDIC or other regulatory entity.

          (f) OTHER INFORMATION. From time to time such other information, financial or otherwise, concerning Borrower or any Subsidiary as Lender may reasonably request.

     SECTION 5.3. INSPECTION. At Borrower's expense if an Event of Default or Unmatured Event of Default has occurred or is continuing, Borrower and each Subsidiary shall permit Lender and its agents at any time during normal business hours to inspect their properties and to inspect and make copies of their books and records.

                      SECTION 5.4. FINANCIAL REQUIREMENTS.

          (a) LEVERAGE RATIO. Borrower and each Subsidiary Bank shall maintain at all times a ratio of Tier 1 Capital to average quarterly assets less all non-qualified intangible assets of at least five percent (5%), all calculated on a consolidated basis.

          (b) TIER 1 CAPITAL RATIO. Borrower and each Subsidiary Bank shall maintain at all times a ratio of Tier 1 Capital to risk-weighted assets of not less than six percent (6%), all calculated on a consolidated basis.

          (c) RISK-BASED CAPITAL RATIO. Borrower and each Subsidiary Bank shall maintain at all times a ratio of Total Capital to risk-weighted assets of not less than ten percent (10%).

          (d) NONPERFORMING ASSETS. All assets of all Subsidiary Banks and other Subsidiaries classified as "non-performing" (which shall include all loans in non-accrual status, more than ninety (90) days past due in principal or interest, restructured or renegotiated, or listed as "other restructured" or "other real estate owned") on the FDIC or other regulatory agency call report shall not exceed at any time three percent (3.0%) of the total loans of Borrower and its Subsidiaries on a consolidated basis.

          (e) LOAN LOSS RESERVES RATIO. Each Subsidiary Bank shall maintain at all times on a consolidated basis a ratio of loan loss reserves to non-performing loans of not less than one hundred percent (100%).

          (f) MINIMUM TANGIBLE NET WORTH. Borrower shall maintain a consolidated minimum Tangible Net Worth equal to at least $20,000,000 at all times.

          (g) TOTAL DEBT TO NET WORTH. Borrower's total indebtedness for borrowed money (specifically excluding the indebtedness for borrowed money of Borrower's Subsidiaries) shall not at any time exceed thirty-five percent (35%) of its Tangible Net Worth.

          (h) RETURN ON AVERAGE ASSETS. Borrower's consolidated net income shall be at least seventy hundredths of one percent (0.70%) of its average assets, calculated on an annualized basis as at the last day of each fiscal quarter of Borrower.

     SECTION 5.5. INDEBTEDNESS, LIENS AND TAXES. Borrower and each Subsidiary shall:

          (a) INDEBTEDNESS. Not incur, permit to remain outstanding, assume or in any way become committed for indebtedness in respect of borrowed money (specifically including but not limited to indebtedness in respect of money borrowed from financial institutions, but excluding deposits), except: (i) indebtedness incurred hereunder or to Lender; (ii) indebtedness existing on the date of this Agreement shown on the financial statements furnished to Lender before this Agreement was signed; and (iii) indebtedness of the Subsidiary Banks arising in the ordinary course of the banking business of the Subsidiary Banks.

          (b) LIENS. Not create, suffer or permit to exist any lien or encumbrance of any kind or nature upon any of their assets now or hereafter owned or acquired (specifically including but not limited to the capital stock of any of the Subsidiary Banks), or acquire or agree to acquire any property or assets of any character under any conditional sale agreement or other title retention agreement, but this Section shall not be deemed to apply to: (i) liens existing on the date of this Agreement of which Lender has been advised in writing before this Agreement was signed; (ii) liens of landlords, contractors, laborers or suppliers, tax liens, or liens securing performance or appeal bonds, or other similar liens or charges arising out of Borrower's business, provided that tax liens are removed before related taxes become delinquent and other liens are promptly removed, in either case unless contested in good faith and by appropriate proceedings, and as to which adequate reserves shall have been established and no foreclosure, sale or similar proceedings have commenced; (iii) liens in favor of Lender;
     (iv) liens on the assets of any Subsidiary Bank arising in the ordinary course of the banking business of such Subsidiary Bank; and (v) liens contemplated by SECTION 4.5.

          (c) TAXES. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon them, upon their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies when due, except that no such tax, assessment, charge, levy or claim need be paid which is being contested in good faith by appropriate proceedings as to which adequate reserves shall have been established, and no foreclosure, sale or similar proceedings have commenced.

          (d) GUARANTIES. Not assume, guarantee, endorse or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or loan any funds, assets, goods or services, or otherwise) with respect to the obligation of any other Person, except: (i) by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, issuance of letters of credit or similar instruments or documents in the ordinary course of business; and (ii) except as permitted by this Agreement.

     SECTION 5.6. INVESTMENTS AND LOANS. Neither Borrower nor any Subsidiary shall make any loan, advance, extension of credit or capital contribution to, or purchase or otherwise acquire for a consideration, evidences of indebtedness, capital stock or other securities of any Person, except that Borrower and any Subsidiary may:

          (a) purchase or otherwise acquire and own short-term money market items;

          (b) invest, by way of purchase of securities or capital contributions, in the Subsidiary Banks or any other bank or banks, and upon Borrower's purchase or other acquisition of twenty-five percent (25%) or more of the stock of any bank, such bank shall thereupon become a "Subsidiary Bank" for all purposes under this Agreement;

          (c) invest, by way of loan, advance, extension of credit (whether in the form of lease, conditional sales agreement, or otherwise), purchase of securities, capital contributions, or otherwise, in Subsidiaries other than banks or Subsidiary Banks; and

          (d) invest, by way of purchase of securities or capital contributions, in other Persons so long as before and after giving effect thereto no Event of Default or Unmatured Event of Default shall have occurred and be continuing and the investment is in compliance with Regulation Y of the Federal Reserve Board.

     Nothing in this SECTION 5.6 shall prohibit a Subsidiary Bank from making investments, loans, advances, or other extensions of credit in the ordinary course of the banking business upon such terms as may at the time be customary in the banking business.

     SECTION 5.7. CAPITAL STRUCTURE AND DIVIDENDS. Borrower shall not, and shall not permit any Subsidiary to, (i) purchase or redeem, or obligate itself to purchase or redeem, any shares of Borrower's capital stock, of any class, issued and outstanding from time to time, or any partnership, joint venture or other equity interest in Borrower or any Subsidiary; or (ii) declare or pay any dividend (other than dividends payable in its own common stock or to Borrower) or make any other distribution in respect of such shares or interest other than to Borrower. Except as provided in SECTION 5.1, Borrower shall continue to own, directly or indirectly, the same (or greater) percentage of the stock and partnership, joint venture, or other equity interest in each Subsidiary that it held on the date of this Agreement, and no Subsidiary shall issue any additional stock or partnership, joint venture or other equity interests, options or warrants in respect thereof, or securities convertible into such securities or interests, other than to Borrower.

     SECTION 5.8. MAINTENANCE OF PROPERTIES. Borrower and each Subsidiary shall maintain, or cause to be maintained, in good repair, working order and condition, all their properties (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     SECTION 5.9. INSURANCE. Borrower and each Subsidiary shall maintain insurance in responsible companies in such amounts and against such risks as is required by law and such other insurance, in such amount and against such hazards and liabilities, as is customarily maintained by bank holding companies and banks similarly situated. Each Subsidiary Bank shall have deposits insured by the FDIC.

     SECTION 5.10. USE OF PROCEEDS.

          (a) GENERAL. The proceeds of the Loans shall be used for general corporate purposes. Neither Borrower nor any Subsidiary shall use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System, as amended from time to time. If requested by Lender, Borrower and each Subsidiary will furnish to Lender a statement in conformity with the requirements of Federal Reserve Form U-1. No part of the proceeds of the Loans will be used for any purpose which violates or is inconsistent with the provisions of Regulation U or X of the Board of Governors.

          (b) TENDER OFFERS AND GOING PRIVATE. Neither Borrower nor any Subsidiary shall use (or permit to be used) any proceeds of the Loans to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended, or any regulations or rulings thereunder.

     SECTION 5.11. COLLATERAL. Borrower shall execute and deliver to Lender a pledge agreement dated even date herewith, substantially in the form of EXHIBIT B, with appropriate insertions (as the same may be amended from time to time, herein called the "PLEDGE AGREEMENT"), pursuant to which Borrower shall pledge to Lender all of the issued and outstanding shares of the capital stock owned by Borrower (herein collectively called the "PLEDGED SHARES") of Rancho Santa Fe National Bank, located in Rancho Santa Fe, California.

     SECTION 5.12. WELL CAPITALIZED. Each Subsidiary Bank shall at all times be at least "well capitalized" as defined in the FDIC Improvement Act of 1991 and any regulations issued thereunder, as such statute or regulation may be amended or supplemented from time to time.

     SECTION 5.13. COMPLIANCE WITH LAW. Borrower and each Subsidiary shall comply with all laws and regulations (whether federal, state or local and whether statutory, administrative, judicial or otherwise) and with every lawful governmental order or similar actions (whether administrative or judicial), specifically including but not limited to all requirements of the Bank Holding Company Act of 1956, as amended, and with the regulations of the Board of Governors of the Federal Reserve System relating to bank holding companies.

                        SECTION 6. CONDITIONS OF LENDING

     SECTION 6.1. DOCUMENTATION; NO DEFAULT. The obligation of Lender to make any Loan is subject to the following conditions precedent:

          (a) INITIAL DOCUMENTATION. Lender shall have received all of the following concurrently with the execution and delivery hereof, each duly executed and dated the date hereof or other date satisfactory to Lender, in form and substance satisfactory to Lender and its counsel, at the expense of Borrower, and in such number of signed counterparts as Lender may request (except for the Note, of which only the original shall be signed):

               (i) NOTE. The Note duly executed;

               (ii) PLEDGE AGREEMENT. The Pledge Agreement duly executed, together with the Pledged Shares and stock powers, duly executed, in blank;

               (iii) RESOLUTION; CERTIFICATE OF INCUMBENCY. A copy of a resolution of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Agreement, the Note, the Pledge Agreement and other documents provided for in this Agreement, certified by the secretary or assistant secretary of Borrower, together with a certificate of such officer of Borrower, certifying the names of the officer(s) of Borrower authorized to sign this Agreement, the Pledge Agreement, the Note and any other documents provided for in this Agreement, together with a sample of the true signature of each such person (Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein);

               (iv) GOVERNING DOCUMENTS. A copy of the articles of incorporation and by-laws of Borrower, certified by the secretary or assistant secretary of Borrower;

               (v) CERTIFICATE OF NO DEFAULT. A certificate signed by an appropriate officer of Borrower to the effect that: (A) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the making of the first Loan; and (B) the representations and warranties of Borrower contained herein are true and correct as at the date of the first Loan as though made on that date;

               (vi) OPINION OF COUNSEL TO BORROWER. An opinion of Knecht & Hansen, counsel to Borrower to such effect as Lender may require;

               (vii) GOOD STANDING CERTIFICATE. A good standing certificate from Borrower's Federal Reserve Bank;

               (viii) EVIDENCE OF ACQUISITION OF SUBSIDIARY BANKS. Evidence, including any government approvals, satisfactory to Lender that Borrower was permitted to and has in fact acquired one hundred percent (100%) of the stock of each of the Subsidiary Banks on or before the date hereof; and

               (ix) MISCELLANEOUS. Such other documents and certificates as Lender may reasonably request.

          (b) REPRESENTATIONS AND WARRANTIES TRUE. At the date of each Loan, Borrower's representations and warranties set forth herein shall be true and correct as of such date as though made on such date.

          (c) NO DEFAULT. At the time of each Loan, and immediately after giving effect to such Loan, no Event of Default or Unmatured Event of Default shall have occurred and be continuing at the time of such Loan, or would result from the making of such Loan.

     SECTION 6.2. AUTOMATIC UPDATE OF REPRESENTATIONS AND WARRANTIES AND NO-DEFAULT CERTIFICATE; CERTIFICATE AT LENDER'S OPTION. The request by Borrower for any Loan shall be deemed a representation and warranty by Borrower that the statements in SUBSECTIONS (b) and (c) of SECTION 6.1 are true and correct on and as at the date of each succeeding Loan, as the case may be. Upon receipt of each Loan request Lender in its sole discretion shall have the right to request that Borrower provide to Lender, prior to Lender's funding of the Loan, a certificate executed by Borrower's President, Treasurer, or Chief Financial Officer to such effect.

                               SECTION 7. DEFAULT

     SECTION 7.1. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "EVENT OF DEFAULT":

          (a) failure to pay, when and as due, any principal, interest or other amounts payable hereunder or under the Note; provided that, in the case of interest only, such failure shall continue for three (3) days after its due date;

          (b) any default, event of default, or similar event shall occur or continue under any other instrument, document, note or agreement delivered to Lender in connection with this Agreement, including without limitation, the Pledge Agreement, and any applicable cure period provided therein shall have expired; or any such instrument, document, note or agreement shall not be, or shall cease to be, enforceable in accordance with its terms;

          (c) there shall occur any default or event of default, or any event or condition that might become such with notice or the passage of time or both, or any similar event, or any event that requires the prepayment of borrowed money or the acceleration of the maturity thereof, under the terms of any evidence of indebtedness or other agreement issued or assumed or entered into by Borrower or any Subsidiary, or under the terms of any indenture, agreement, or instrument under which any such evidence of indebtedness or other agreement is issued, assumed, secured, or guaranteed, and such event shall continue beyond any applicable period of grace provided therein;

          (d) any representation, warranty, schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of Borrower or any Subsidiary to Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified;

          (e) Any guaranty of or pledge of collateral security for the Loans shall be repudiated or become unenforceable or incapable of performance or Borrower shall fail to pledge and deliver to Lender any share certificate of Rancho Santa Fe National Bank as provided in SECTION 3(c) of the Pledge Agreement;

          (f) Borrower or any Subsidiary shall fail to comply with SECTIONS 5.1, 5.4, 5.5, 5.6, 5.7 and 5.11 hereof; or fail to comply with or perform any agreement or covenant of Borrower or any Subsidiary contained herein, which failure does not otherwise constitute an Event of Default, and such failure shall continue unremedied for thirty (30) days after notice thereof to Borrower by Lender;

          (g) an event or condition specified in SECTION 4.13(b) shall occur or exist with respect to any Plan or Multiemployer Plan if as a result of such event or condition, together with all other such events or conditions, Borrower or any ERISA Affiliate shall incur, or, in the opinion of Lender, shall be reasonably likely to incur, a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) which is, in the determination of Lender, material in relation to the consolidated financial condition, business, operations or prospects taken as a whole of Borrower and its Subsidiaries;

          (h) any person or entity presently not in control of Borrower on the date hereof shall obtain control directly or indirectly of Borrower, whether by purchase or gift of stock or assets, by contract, or otherwise;

          (i) any proceeding (judicial or administrative) shall be commenced against Borrower or any Subsidiary, or with respect to any assets of Borrower or any Subsidiary which shall threaten to have a material and adverse effect on the assets, condition or prospects of Borrower or any Subsidiary, and which is not dismissed within thirty (30) days after it is commenced against Borrower or any Subsidiary; or final judgment(s) and/or settlement(s) in an aggregate amount in excess of ONE MILLION UNITED STATES DOLLARS ($1,000,000) in excess of insurance for which the insurer has confirmed coverage in writing, a copy of which writing has been furnished to Lender, shall be entered or agreed to in any suit or action commenced against Borrower or any Subsidiary, and which are not satisfied within thirty (30) days after they have been entered or agreed to in any suit or action commenced against Borrower or any Subsidiary;

          (j) Borrower shall grant or any Person (other than Lender) shall obtain a security interest in any collateral for the Loans; Borrower or any other Person shall perfect (or attempt to perfect) such a security interest; a court shall determine that Lender does not have a first priority security interest in any of the collateral for the Loans enforceable in accordance with the terms of the related documents; or any notice of a federal tax lien against Borrower shall be filed with any public recorder and is not satisfied within thirty (30) days from the time of such filing;

          (k) There shall be any material loss or depreciation in the value of any collateral for the Loans for any reason, or, unless expressly permitted by the related documents, all or any part of any collateral for the Loans or any direct, indirect, legal, equitable or beneficial interest therein is assigned, transferred or sold without Lender's prior written consent;

          (l) the FDIC or other regulatory entity shall issue or agree to enter into a letter agreement, memorandum of understanding, or a cease and desist order with or against Borrower or any Subsidiary; or the FDIC or other regulatory entity shall issue or enter into an agreement, order, or take any similar action with or against Borrower or any Subsidiary materially adverse to the business or operation of Borrower or any Subsidiary;

          (m) any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against Borrower or any Subsidiary, and in the case of an involuntary bankruptcy proceeding, such proceeding is not dismissed within sixty (60) days; or Borrower or any Subsidiary shall take any steps toward, or to authorize, such a proceeding; or

          (n) Borrower or any Subsidiary shall become insolvent, generally shall fail or be unable to pay its debts as they mature, shall admit in writing its inability to pay its debts as they mature, shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business.

     SECTION 7.2. DEFAULT REMEDIES.

          (a) Upon the occurrence and during the continuance of any Event of Default specified in SECTION 7.1 (a)-(l), Lender at its option may declare the Note (principal, interest and other amounts) and any other amounts owed to Lender, including without limitation any accrued but unpaid Commitment Fee, immediately due and payable without notice or demand of any kind. Upon the occurrence of any Event of Default specified in SECTION 7.1 (m)-(n), the Note (principal, interest and other amounts) and any other amounts owed to Lender, including without limitation any accrued but unpaid Commitment Fee, shall be immediately and automatically due and payable without action of any kind on the part of Lender. Upon the occurrence and during the continuance of any Event of Default, any obligation of Lender to make any Loan shall immediately and automatically terminate without action of any kind on the part of Lender, and Lender may exercise any rights and remedies under this Agreement, the Pledge Agreement, the Note, any related document or instrument, and at law or in equity.

          (b) Lender may, by written notice to Borrower, at any time and from time to time, waive any Event of Default or Unmatured Event of Default, which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, Lender and Borrower shall be restored to their former position and rights hereunder, and any Event of Default or Unmatured Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to or impair any subsequent or other Event of Default or Unmatured Event of Default. No failure to exercise, and no delay in exercising, on the part of Lender of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of Lender herein provided are cumulative and not exclusive of any rights or remedies provided by law.

                             SECTION 8. DEFINITIONS

     SECTION 8.1. GENERAL. As used herein:

          (a) The term "BANKING DAY" means a day on which Lender is open at its main office for the purpose of conducting a commercial banking business and is not authorized to close.

          (b) The term "CODE" shall mean the Internal Revenue Code of 1986, as amended form time to time.

          (c) The term "ENVIRONMENTAL LAWS" shall mean all federal, state and local laws, including statutes, regulations, ordinances, codes, rules and other governmental restrictions and requirements, relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or hazardous substances or the treatment, processing, storage, disposal, release, transport or other handling thereof, including, but not limited to, the federal Solid Waste Disposal Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act, the federal Hazardous Materials Transportation Act, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the federal Toxic Substances Control Act, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency, in each case as now or at any time hereafter in effect.

          (d) The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          (e) The term "ERISA AFFILIATE" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower or is under common control (within the meaning of Section 414(c) of the Code) with Borrower.

          (f) The term "FDIC" means the Federal Deposit Insurance Corporation and any successor thereof.

          (g) The term "INTEREST PERIOD" means, with regard to LIBOR Loans, the amount of days from the date an interest rate is to be in effect to the date such interest period matures according to its terms.

          (h) The term "INTERIM MATURITY DATE" means the last day of any Interest Period.

          (i) The term "MULTIEMPLOYER PLAN" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate as a "contributing sponsor" (within the meaning of Section 4001(a)(13) of ERISA).

          (j) The term "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          (k) The term "PENSION PLAN" shall mean any Plan which is a "defined benefit plan" within the meaning of Section 3(35) of ERISA.

          (l) The term "PERSON" shall mean any individual, corporation, company, limited liability company, voluntary association, partnership, trust, estate, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          (m) The term "PLAN" shall mean any plan, program or arrangement which constitutes an "employee benefit plan" within the meaning of Section 3(3) of ERISA.

          (n) The term "PRIME RATE" means that rate of interest announced from time to time by Lender called its prime rate, which rate may not at any time be the lowest rate charged by Lender. Changes in the rate of interest on the Loans resulting from a change in the Prime Rate shall take effect on the date set forth in each announcement of a change in the Prime Rate.

          (o) The term "SUBSIDIARY" means any corporation, partnership, joint venture, trust, or other legal entity of which Borrower owns directly or indirectly twenty-five percent (25%) or more of the outstanding voting stock or interest, or of which Borrower has effective control, by contract or otherwise. The term Subsidiary includes each Subsidiary Bank unless stated otherwise explicitly.

          (p) The term "SUBSIDIARY BANK" means each Subsidiary which is a bank.

          (q) The term "TANGIBLE NET WORTH" means at any date the total shareholders' equity (including all classes of capital stock, capital surplus, additional paid-in capital, retained earnings, contingencies, and capital reserves), MINUS the cost of common stock reacquired by Borrower and other capital accounts of Borrower at such date, MINUS goodwill, patents, trademarks, service marks, trade names, copyrights, and all intangible assets (including without limitation "core-deposit intangibles" and unidentifiable intangibles resulting from acquisitions) and all items that are treated as intangible assets under generally accepted accounting principles or that otherwise fit within the definition of "intangible assets" in the instructions for the call report of the FDIC, MINUS unrealized gains on "available for sale" securities, PLUS unrealized losses on "available for sale" securities.

          (r) The term "TIER 1 CAPITAL" means the same as that determined under the capital formula currently used by the Federal Reserve Board.

          (s) The term "TOTAL CAPITAL" means the same as that determined under the capital formula currently used by the Federal Reserve Board.

          (t) The term "UNMATURED EVENT OF DEFAULT" means an event or condition which would become an Event of Default with notice or the passage of time or both.

Except as and unless otherwise specifically provided herein, all accounting terms shall have the meanings given to them by generally accepted accounting principles and shall be applied and all reports required by this Agreement shall be prepared, in a manner consistent with the financial statements referred to in
SECTION 4.3 above.

     SECTION 8.2. APPLICABILITY OF SUBSIDIARY REFERENCES. Terms hereof pertaining to any Subsidiary shall apply only during such times as Borrower has any Subsidiary.

                    SECTION 9. NO INTEREST OVER LEGAL RATE.

     Borrower does not intend or expect to pay, nor does Lender intend or expect to charge, accept or collect any interest which, when added to any fee or other charge upon the principal which may legally be treated as interest, shall be in excess of the highest lawful rate. If acceleration, prepayment or any other charges upon the principal or any portion thereof, or any other circumstance, result in the computation or earning of interest in excess of the highest lawful rate, then any and all such excess is hereby waived and shall be applied against the remaining principal balance. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained herein or otherwise, no deposit of funds shall be required in connection herewith which will, when deducted from the principal amount outstanding hereunder, cause the rate of interest hereunder to exceed the highest lawful rate.

                           SECTION 10. PAYMENTS, ETC.

     All payments hereunder shall be made in immediately available funds, and shall be applied first to accrued interest and then to principal; however, if an Event of Default occurs, Lender may, in its sole discretion, and in such order as it may choose, apply any payment to interest, principal and/or lawful charges and expenses then accrued. Borrower shall receive immediate credit on payments received during Lender's normal banking hours if made in cash, immediately available funds, or by debit to available balances in an account at Lender; otherwise payments shall be credited after clearance through normal banking channels. Borrower authorizes Lender to charge any account of Borrower maintained with Lender for any amounts of principal, interest, taxes, duties, or other charges or amounts due or payable hereunder, with the amount of such payment subject to availability of collected balances in Lender's discretion; unless Borrower instructs otherwise, all Loans shall be made in immediately available funds and shall be credited to an account(s) of Borrower with Lender. LENDER AT ITS OPTION MAY

MAKE LOANS HEREUNDER UPON TELEPHONIC INSTRUCTIONS AND IN SO DOING SHALL BE FULLY ENTITLED TO RELY SOLELY UPON INSTRUCTIONS, INCLUDING INSTRUCTIONS TO MAKE TRANSFERS TO THIRD PARTIES, REASONABLY BELIEVED BY LENDER TO HAVE BEEN GIVEN BY AN AUTHORIZED PERSON, WITHOUT INDEPENDENT INQUIRY OF ANY TYPE. All payments shall be made without deduction for or on account of any present or future taxes, duties or other charges levied or imposed on this Agreement, the Pledge Agreement, the Note, the Loans or the proceeds, Lender or Borrower by any government or political subdivision thereof. Borrower shall upon request of Lender pay all such taxes, duties or other charges in addition to principal and interest, including without limitation all documentary stamp and intangible taxes, but excluding income taxes based solely on Lender's income.

                              SECTION 11. SETOFF.

     At any time after an Event of Default of Unmatured Event of Default shall have occurred and be continuing, and without notice of any kind, any account, deposit or other indebtedness owing by Lender to Borrower, and any securities or other property of Borrower delivered to or left in the possession of Lender or its nominee or bailee, may be set off against and applied in payment of any obligation hereunder, whether due or not.

                              SECTION 12. NOTICES

     All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mail, postage prepaid, addressed if to Lender to its office indicated above (Attention:
Division Head, Correspondent Services Division), and if to Borrower to its address set forth below, or to such other address as may be hereafter designated in writing by the respective parties hereto or, as to Borrower, may appear in Lender's records.

                           SECTION 13. MISCELLANEOUS.

     This Agreement and any document or instrument executed in connection herewith shall be governed by and construed in accordance with the internal law of the State of Illinois, and shall be deemed to have been executed in the State of Illinois. This Agreement may only be amended, supplemented or modified at any time by written instrument duly executed by Lender and Borrower. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the other. Captions herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof; references herein to Sections or provisions without reference to the document in which they are contained are references to this Agreement. This Agreement shall bind Borrower, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, except that Borrower may not transfer or assign any of its rights or interest hereunder without the prior written consent of Lender. Borrower agrees to pay upon demand all expenses (including without limitation attorneys' fees, legal costs and expenses, and time charges of attorneys who may be employees of Lender, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by Lender or any holder of the Note in connection with (a) the negotiation, preparation, execution and delivery of this Agreement, the Note, the Pledge Agreement and the other documents to be delivered hereunder, (b) any amendment, modification or waiver of any of the terms of this Agreement, the Pledge Agreement or the Note, (c) any Event of Default or Unmatured Event of Default and any enforcement or collection proceedings resulting therefrom, and (d) any transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, the Pledge Agreement, the Note or any other document referred to herein; provided that the maximum amount of such expenses to be paid by Borrower under CLAUSE (a) above shall not exceed THREE THOUSAND FIVE HUNDRED UNITED STATES DOLLARS ($3,500). Except as otherwise specifically provided herein, Borrower expressly and irrevocably waives presentment, protest, demand and notice of any kind in connection herewith.


                     SECTION 14. WAIVER OF JURY TRIAL, ETC.

     BORROWER HEREBY IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S SOLE AND ABSOLUTE ELECTION, ALL SUITS, ACTIONS OR OTHER PROCEEDINGS WITH RESPECT TO, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH SHALL BE SUBJECT TO LITIGATION IN COURTS HAVING SITUS WITHIN OR JURISDICTION OVER COOK COUNTY, ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN OR HAVING JURISDICTION OVER SUCH COUNTY, AND HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO REQUEST OR DEMAND TRIAL BY JURY, TO TRANSFER OR CHANGE THE VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT BY LENDER IN ACCORDANCE WITH THIS PARAGRAPH, OR TO CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                            FIRST COMMUNITY BANCORP

                                            By: _______________________________

                                            Title: ____________________________

                                            Address for notices:

                                            6110 El Tordo
                                            Rancho Santa Fe, California  92067
                                            Attention:_________________________


                                            THE NORTHERN TRUST COMPANY

                                            By: _______________________________

                                            Title: ____________________________

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE


$5,000,000                                                     Chicago, Illinois
                                                                   June 26, 2000

     FOR VALUE RECEIVED, on or before the Maturity Date, FIRST COMMUNITY BANCORP, a corporation formed under the laws of the State of California ("BORROWER"), promises to pay to the order of THE NORTHERN TRUST COMPANY, an Illinois banking corporation (hereafter, together with any subsequent holder hereof, called "LENDER"), at its main banking office at 50 South LaSalle Street, Chicago, Illinois 60675, or at such other place as Lender may direct, the aggregate unpaid principal balance of each advance (a "LOAN" and collectively the "LOANS") made by Lender to Borrower hereunder. The total principal amount of Loans outstanding at any one time hereunder shall not exceed FIVE MILLION UNITED STATES DOLLARS ($5,000,000).

     Lender is hereby authorized by Borrower at any time and from time to time at Lender's sole option to attach a schedule (grid) to this Note and to endorse thereon notations with respect to each Loan specifying the date and principal amount thereof, and the date and amount of each payment of principal and interest made by Borrower with respect to each such Loan. Lender's endorsements as well as its records relating to Loans shall be rebuttably presumptive evidence of the outstanding principal and interest on the Loans, and, in the event of inconsistency, shall prevail over any records of Borrower and any written confirmations of Loans given by Borrower.

     Borrower agrees to pay interest on the unpaid principal amount from time to time outstanding hereunder on the dates and at the rate or rates as set forth in the Revolving Credit Agreement (as hereinafter defined).

     Payments of both principal and interest are to be made in immediately available funds in lawful money of the United States of America.

     This Note evidences indebtedness incurred under a Revolving Credit Agreement dated as of the date hereof executed by and between Borrower and Lender (and, if amended, restated or replaced, all amendments, restatements and replacements thereto or therefor, if any) (the "REVOLVING CREDIT AGREEMENT;" capitalized terms not otherwise defined herein have the same meaning herein as in the Revolving Credit Agreement). Reference is hereby made to the Revolving Credit Agreement for a statement of its terms and provisions, including without limitation those under which this Note may be paid prior to its due date or have its due date accelerated.

     Borrower agrees to pay upon demand all expenses (including without limitation attorneys' fees, legal costs and expenses, and time charges of attorneys who may be employees of Lender, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by Lender or any holder hereof in connection with the enforcement or preservation of its rights hereunder or under any document or instrument executed in connection herewith. Borrower expressly and irrevocably waives presentment, protest, demand and notice of any kind in connection herewith.

     This Note is secured by the property described in the Pledge Agreement (as such term is defined in the Revolving Credit Agreement), to which reference is made for a description of the collateral provided thereby and the rights of Lender and Borrower in respect of such collateral.

     This Note and any document or instrument executed in connection herewith shall be governed by and construed in accordance with the internal law of the State of Illinois, and shall be deemed to have been executed in the State of Illinois. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the other. Captions herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof; references herein to Sections or provisions without reference to the document in which they are contained are references to this Note. This Note shall bind Borrower, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, except that Borrower may not transfer or assign any of its rights or interest hereunder without the prior written consent of Lender.


                                            FIRST COMMUNITY BANCORP

                                            By: _______________________________

                                            Title: ____________________________

                                    EXHIBIT B

                                PLEDGE AGREEMENT


Please see attached.

                                    EXHIBIT C

                                  SUBSIDIARIES


                                                                PERCENTAGE OWNED

1.       Rancho Santa Fe National Bank                                100%
         6110 El Tordo, P.O. Box 2388
         Rancho Santa Fe, California  92067

2.       First Community Bank of the Desert                           100%
         74-750 Highway 111
         Indian Wells, California  92210

                                PLEDGE AGREEMENT


     PLEDGE AGREEMENT (this "AGREEMENT") dated as of June 26, 2000 between FIRST COMMUNITY BANCORP (the "PLEDGOR") and THE NORTHERN TRUST COMPANY (the "PLEDGEE").

     WHEREAS, the Pledgor and the Pledgee have entered into a Revolving Credit Agreement (as amended, restated, supplemented or modified from time to time, the "LOAN AGREEMENT") dated as of the date hereof pursuant to which the Pledgee has agreed to make revolving loans to the Pledgor from time to time, on and subject to the terms and conditions set forth in the Loan Agreement;

     WHEREAS, pursuant to the Loan Agreement, the Pledgor will execute and deliver to the Pledgee the "REVOLVING CREDIT NOTE" referred to in the Loan Agreement (including any amendments thereto or replacements or extensions thereof, the "NOTE") to further evidence its obligations with respect to loans made thereunder; and

     WHEREAS, in order to secure the due and punctual payment in full of all principal, interest and other amounts from time to time payable under the Loan Agreement and the Note, the Pledgor has agreed to provide security to the Pledgee as provided herein.

     NOW, THEREFORE, the parties agree as follows:

     1. DEFINITIONS. The following terms used in this Agreement shall have the following meanings:

     "COLLATERAL" shall mean the Pledged Shares, the Stock Rights, and the proceeds of each.

     "CREDIT DOCUMENTS" shall mean, collectively, the Loan Agreement and the Note.

     "DEFAULT" shall mean any "EVENT OF DEFAULT" as defined in the Loan
Agreement.

     "LIABILITIES" shall mean all of the duties, liabilities and obligations of the Pledgor under the Credit Documents and this Agreement.

     "PLEDGED SHARES" shall mean 100% of the issued and outstanding shares of capital stock of Rancho Santa Fe National Bank held by the Pledgor or otherwise held from time to time by Pledgor.

     "STOCK RIGHTS" shall mean any dividend or other distribution (whether in cash, securities or other property) and any other right or property which the Pledgor shall receive or shall become entitled to receive for any reason whatsoever as a result of its being a holder of the Pledged Shares, or with respect to, in substitution for, or in exchange for, Pledged Shares.

     2. GRANT OF SECURITY INTEREST. To secure the payment and performance of the Liabilities, the Pledgor hereby pledges, hypothecates, assigns, sets over and delivers to the Pledgee, and grants the Pledgee a security interest in, the Collateral.

     3. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Pledgor represents, warrants and covenants that:

            (a) The Pledgor is the lawful owner of the Collateral, free and clear of all claims, security interests, liens, encumbrances and rights of others, other than the security interest hereunder, with full right to deliver, pledge, assign and transfer the Collateral to the Pledgee as Collateral hereunder and, until all Liabilities have been fully, finally and irrevocably satisfied and discharged, the Pledgor shall maintain the lien of this Agreement as a first priority lien on the Collateral and shall not sell or otherwise dispose of all or any part of the Collateral (except, prior to the occurrence of a Default, ordinary cash dividends received by the Pledgor) and shall keep all of the Collateral free of any liens, security interests, claims, encumbrances and rights of others except those arising hereunder.

            (b) The Pledgor agrees to deliver to the Pledgee from time to time upon request of the Pledgee such stock powers, financing statements and other documents, satisfactory in form and substance to the Pledgee, with respect to the Collateral as the Pledgee may reasonably request.

            (c) The Pledgor shall deliver to the Pledgee the certificate(s) evidencing any Pledged Shares held or acquired by the Pledgor from time to time, not later than two Banking Days (as defined in the Loan Agreement) following the acquisition thereof by the Pledgor, together with stock powers covering such certificate(s) duly executed in blank by the Pledgor, being the registered holder of the certificate(s).

            (d) The Pledgor agrees to hold in trust for the Pledgee upon receipt and immediately thereafter as provided in SECTION 3(c) pledge and deliver to the Pledgee any stock certificate, instrument or other document evidencing or constituting Collateral (except, prior to the occurrence of a Default, ordinary cash dividends paid with respect to the Pledged Shares).

            (e) The Pledgor agrees to pay when due all taxes, assignments and governmental charges and levies upon the Collateral.

     4. CARE OF COLLATERAL. The Pledgee shall use reasonable care with respect to the preservation and maintenance of the Collateral; provided that the Pledgee shall not be liable to the Pledgor for any action taken by it in good faith, nor shall the Pledgee be responsible for the consequences of any action or failure to act except to the extent that such action or failure to act is the proximate result of the gross negligence, lack of good faith or willful misconduct of the Pledgee, its agents or employees.

     5. DIVIDENDS AND VOTING. Prior to the occurrence of a Default, the Pledgor shall be entitled (i) to receive and retain all ordinary cash dividends in respect of the Pledged Shares and (ii) to exercise all voting rights in respect of the Pledged Shares. If any Default occurs and is continuing, all ordinary cash dividends distributed in respect of the Pledged Shares shall be delivered to the Pledgee and held as Collateral hereunder.

     6. REMEDIES UPON DEFAULT. In addition to rights granted under other provisions of this Agreement, upon the occurrence of a Default hereunder the Pledgee may from time to time exercise any one or more of the following remedies:

            (a) The Pledgee may exercise, as to all or any part of the Collateral, any one or more or all of the rights and remedies granted to a secured party under the Uniform Commercial Code as in effect in the State of Illinois or otherwise available at law or in equity, to assure that the Collateral is devoted to the satisfaction of all Liabilities.

            (b) The Pledgee may exercise all voting and corporate rights respecting the Collateral, including, without limitation, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares and the Stock Rights as if the Pledgee were the absolute owner thereof.

            (c) (i)   The Pledgee may sell, assign, contract to sell or
otherwise dispose of all or any portion of the Collateral in any commercially reasonable manner, including by private or public sale at such prices and on such terms as the Pledgee deems reasonable under the circumstances, for cash or on credit or for future delivery and without the assumption of any credit risk. The Pledgee shall give the Pledgor at least fifteen (15) days' written notice of the time and place of any public sale of the Collateral, or any portion thereof, or of the time after which any private sale or other disposition thereof is to be made, it being expressly acknowledged that said fifteen (15) days' notice, when given as herein provided, constitutes reasonable notice. The Pledgee may purchase all or any portion of the Collateral at any sale, and in that event payment of the purchase price may be made by credit against the Liabilities. Any sale, assignment, contract to sell or other disposition shall be made free of any right or equity of redemption in the Pledgor, which right or equity, if any, is hereby released. The net proceeds of any disposition of the Collateral by the Pledgee, after deduction of all expenses as in SECTION 7 provided, shall be applied toward satisfaction of the Liabilities.

                (ii) The Pledgor hereby agrees that in any sale of any of the Collateral hereunder, the Pledgee is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable securities or other law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Pledgee be liable nor accountable to the Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

            (d) To the extent permitted by applicable law and upon any notice required by law, the Pledgee may (but need not) retain the Collateral in full satisfaction of the Liabilities.

            (e) Without prior notice to the Pledgor, the Pledgee may transfer all or any part of the Collateral into the name of the Pledgee or its nominee. The Pledgee shall give notice to the Pledgor of such transfer after the completion thereof.

            (f) The Pledgee may, instead of or concurrently with exercising the power of sale or any other right or remedy herein conferred upon it, while a Default exists, proceed by a suit or suits at law or in equity to foreclose the lien on the Collateral or any portion thereof and sell the same under a judgment or decree of a court or courts of competent jurisdiction.

     7. CERTAIN EXPENSES. In connection with any disposition of the Collateral as in SECTION 6 provided, the Pledgor shall pay and discharge all expenses, if any, of retaking, insuring, holding, preparing for sale, selling and the like, including, without limiting the generality of the foregoing, accounting and other professional fees and expenses and reasonable attorneys' fees and legal expenses incurred by the Pledgee in connection with the enforcement of any of its rights hereunder. Any such expenses may be deducted and retained by the Pledgee from the proceeds of any disposition of the Collateral.

     8. DEFICIENCY. Notwithstanding that the Pledgee may take or refrain from taking any right or remedy hereunder or hold the Collateral and regardless of the value thereof, the Pledgor shall remain liable for the payment in full of the Liabilities.

     9. INDEMNITY. Subject to applicable law, the Pledgor hereby agrees to indemnify and hold harmless the Pledgee from and against any loss, cost, expense, damage, claim or liability incurred by or asserted against the Pledgee in connection with this Agreement or the Credit Documents or the pledge of the Collateral pursuant hereto.

     10. PLEDGEE APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby irrevocably appoints the Pledgee the Pledgor's attorney-in-fact, with power of substitution and with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Pledgee's discretion, to take any action and to execute any instrument that the Pledgee deems necessary or advisable to accomplish the purposes of this Agreement.

     11. NOTICES. Any notice hereunder to the Pledgor or the Pledgee shall be in writing and shall be given to such party at its address set forth below its name on the signature page.

     12. BINDING AGREEMENT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns, except that the Pledgor shall not assign this Agreement.

     13. MISCELLANEOUS.

            (a) No Default shall be waived by the Pledgee except in writing and no waiver by the Pledgee of any Default shall operate as a waiver of any other or of the same Default at a future occasion. No single or partial exercise of any right, power or privilege hereunder or under applicable law shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            (b) The Section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Agreement.

            (c) Any modification or amendment of or waiver of rights under this Agreement shall be binding only if contained in a writing signed by the parties hereto.

            (d) This Agreement shall be governed by the internal laws (not the laws of conflict) of the State of Illinois.

            (e) Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                   FIRST COMMUNITY BANCORP

                                   By:_______________________________
                                   Name:
                                   Title:
                                   Address:

                                   Attention:


                                   THE NORTHERN TRUST COMPANY

                                   By:______________________________
                                   Name:      Thomas E. Bernhardt
                                   Title:     Vice-President
                                   Address:   50 South LaSalle Street
                                              Chicago, Illinois  60675
                                   Attention: Correspondent Services Division